UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2015, the Board of Directors of Destination XL Group, Inc., a Delaware corporation (the “Corporation”), approved the addition of an exclusive forum selection provision to the Corporation’s By-Laws. Pursuant to this new provision, which was added as Section 11 to the By-Laws, unless the Corporation consents to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware, the Corporation’s jurisdiction of incorporation (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).

The Board believes that this provision is consistent with a well-established body of precedent in Delaware and is in the best interest of the Corporation’s stockholders.   New Section 11 of the By-Laws is designed to avoid unnecessary risk, uncertainty and expense from having to defend against potentially concurrent multi−jurisdictional litigation in, and to reduce the risk of potentially inconsistent rulings and misinterpretations of Delaware corporate law from, multiple (non-Delaware) courts in respect of certain specified actions. The Board expects new Section 11 to result in a more predictable outcome in those legal actions covered by the provision and avoid unnecessary expenditure of Corporation resources, including financial resources and management time and attention. Importantly, this provision does not govern every type of legal action that could be brought against the Corporation or any of its directors, officers or other employees; rather, new Section 11 provides only that certain enumerated categories of legal actions must be commenced in the state court that is most experienced with adjudicating matters of Delaware corporate law, with the goal of securing a more efficient and effective resolution of those specified legal actions. At the same time, new Section 11 of the By-Laws preserves the flexibility of the Corporation to consent to the selection of a non-Delaware alternative forum for those legal actions.

The foregoing summary of the amendment to the Corporation’s By-Laws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Corporation’s Third Amended and Restated By-Laws, filed as Exhibit 3.1 to this Current Report on Form 8−K and incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

3.1	Third Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	February 3, 2015	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, General Counsel and Secretary